Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Samson Oil & Gas Limited of our report dated September 15, 2015, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Samson Oil & Gas Limited for the year ended June 30, 2015.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Hein & Associates LLP

Hein & Associates LLP

Denver, Colorado

October 6, 2015